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                                                                    EXHIBIT 10.6

                         INTERMOUNTAIN COMMUNITY BANCORP

                         DIRECTOR STOCK OPTION AGREEMENT

This Director Stock Option Agreement ("Agreement") is entered into by and between Panhandle Bancorp ("Bancorp") and the Director, named below.

1. Pursuant to Bancorp's Director Stock Option Plan (the "Plan") and subject to the terms of this Agreement, Bancorp hereby grants the following irrevocable incentive stock option ("Option"):

           Director: ____________________________________________________

           Option Shares: ________________________ Exercise Price: _____________

           Date of Grant: ________________________ Date of Termination: ________

         Vesting Schedule: This Option will become exercisable as to ___________(___) Shares on each of the first five (5) anniversary dates from the Date of Grant.


2. Pursuant to this Option, the Director has the option to purchase the stated number of Option Shares of the common stock of Bank at the Exercise Price, payable on the date of exercise. This Option is granted as of the Date of Grant, and shall terminate on the Date of Termination unless sooner terminated by reason of death, disability or other termination of status as an director as provided in the Plan.

3. This Option shall become exercisable according to the Vesting Schedule. Option Shares as to which this Option becomes exercisable are called "Vested Shares." This Option shall be exercisable as to Vested Shares in whole or in part at any time between the Date of Grant and the Date of Termination of this Option. Notwithstanding the foregoing, if the Optionee's status as an director with Bancorp terminates, then this Option will cease to vest and will not become exercisable as to any additional shares, as of the date on which the Optionee's status as director terminates. In such case, this Option will be limited to the Vested Shares as of such date of the termination of status as director.

4. This Option must be exercised by actual delivery to Bancorp of a written notice of exercise signed by Director specifying the number of shares with respect to which this Option is being exercised and the per-share Exercise Price, accompanied by payment of the full amount of the Exercise Price for the number of shares being purchased.

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5.   All terms and conditions of the Plan are hereby incorporated by this reference as a part of this Agreement, including but not limited to the "Terms and Conditions of Options" provided in the Plan.

DIRECTOR:                           INTERMOUNTAIN COMMUNITY
                                    BANCORP,
                                    an Idaho corporation

__________________________________       By: _______________________________

Print Name: ______________________       Title: President & CEO

I hereby acknowledge that I have received a copy of the Plan, incorporated by reference above.

_________________________________
Director